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                                                                   Exhibit 10.19


                            INDEMNIFICATION AGREEMENT


         THIS AGREEMENT dated as of __________, _______, by and between HealthGate Data Corp., a Delaware corporation (the "Corporation"), and _____________ ("Indemnitee").

                                   WITNESSETH

         WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

         WHEREAS, it is the policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

         WHEREAS, Indemnitee may not be willing to continue to serve as a Director or Officer, as the case may be, without full and adequate protection, and the Corporation desires Indemnitee to serve in such capacity.

         NOW, THEREFORE, in consideration of the premises and Indemnitee's continued service as a Director or Officer, as the case may be, of the Corporation after the date hereof, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

1.       Definitions. As used in this Agreement:

                  (a) The term "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a Director or Officer of the Corporation, or by reason of any action taken by Indemnitee or of any inaction on Indemnitee's part while serving as such a Director or Officer, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise affiliated with the Corporation, whether or not Indemnitee is still serving as a Director or Officer of the Corporation and/or such other enterprise at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

                  (b) The term "Expenses" includes, without limitation thereto,
         (i) all expenses of investigations, judicial or administrative proceedings or appeals, (ii) all damages, judgments, fines and amounts paid in settlement by or on behalf of Indemnitee, (iii) all attorneys' fees and disbursements incurred by Indemnitee in connection with any Proceeding, this Agreement, or any other matter involving
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         the Corporation, and (iv) all attorneys' fees, disbursements and expenses of establishing a right to indemnification under this Agreement.

2. Indemnity. Subject only to the limitations set forth in Section 3 of this Agreement, the Corporation shall pay on behalf of Indemnitee all Expenses actually and reasonably incurred by Indemnitee in connection with and/or as a consequence of any Proceeding.

3. Advance Payment of Costs. All Expenses incurred by Indemnitee in connection with and/or as a consequence of a Proceeding shall be promptly paid by the Corporation, as incurred and in the advance of the final determination of such Proceeding, and in any event within thirty
         (30) days of receipt by the Corporation of an invoice with respect thereto. Indemnitee hereby agrees to repay to the Corporation any amounts advanced to Indemnitee hereunder in the event as a consequence of any final determination of a Proceeding, the Corporation shall be prohibited by applicable law from indemnifying Indemnitee for such amounts. For purposes hereof, the phrase a "final determination of a Proceeding" shall mean a decision by a court having the legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is possible.

4. Enforcement. The right to indemnification as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction.

5. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation, the By-Laws, any agreement, any vote of shareholders or disinterested Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a Director or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee. This Agreement shall remain in full force and effect until the later of the final determination of any and all Proceedings now existing or hereinafter arising and the fulfillment by the Corporation of all of its obligations hereunder.

6. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses with respect to any Proceeding to the maximum extent permitted by law. If any provision of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then all other provisions of this Agreement shall remain operative and in full force and effect
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7.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

8. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

9. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.



                                  HealthGate Data Corp.
                                  (The "Corporation")


                                  By:________________________________





                                  ___________________________________
                                  [Name]